Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
General Environmental Management, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated March 27, 2007, relating to the financial statements of General Environmental Management, Inc. as of December 31, 2006 and for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.
December 14, 2007
Los Angeles, California